Exhibit 99.1

Rimage Changes Name to Qumu and Launches New Corporate Brand

New Identity Reinforces Company’s Commitment to the Growing Enterprise Video Communications Market

Stock Trades Under QUMU, Effective Today

Minneapolis, MN – September 16, 2013 – Qumu Corporation (NASDAQ: QUMU) , the leader in secure multimedia content management and delivery solutions, today announced that it has changed the name of the company from Rimage Corporation to Qumu Corporation to reflect its commitment to the rapidly growing enterprise video communications market. Effective today, the Company’s stock will trade on NASDAQ under the symbol QUMU. The new CUSIP for Qumu’s common stock is 749063 103.

As part of its name change, Qumu has officially launched a new corporate website, www.qumu.com, that illustrates its differentiated tools and services that allow businesses to create, manage, distribute, secure and measure the success of their videos. To clearly demonstrate Qumu’s capabilities, the new website features rich video content focused on use cases, vertical markets and technology.

Sherman L. Black, president and CEO said, “Video continues to gain traction with businesses as a primary means of communication with employees, partners and customers. The ability of video to convey emotional impact and more easily explain visually complex subjects is driving increased interest across industry sectors and geographies. Qumu’s offering, with its ability to integrate with most enterprise platforms, offer content rich applications and deliver on multiple viewer devices securely, is uniquely positioned in the industry.”

“The Qumu software business has demonstrated strong momentum. In the first half of 2013, revenues grew 233% and we expect that Qumu’s software revenue will grow in excess of 70% in 2013 compared with last year. Additionally, Qumu was named a leader in Forrester Research’s 2013 Forrester Wave report for the Enterprise Video Platform market space. With our strong cash position - $46 million at the end of June - and the cash generation capabilities of our disc publishing operation, we believe we have the resources we need to aggressively pursue our growth strategies. Our new corporate identity and website are designed to help us capitalize on our success to date and drive further awareness of Qumu,” concluded Mr. Black.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” or “estimate” or comparable terminology are intended to identify forward-looking statements. Such forward-looking statements include, for example, statements about: the Company’s future revenue and operating performance, the demand for the Company’s products or software, the integration of the Qumu business, anticipated synergies between Rimage and Qumu businesses, the effect of changes in technology, the development and marketing of new products, or repurchases under the Company’s expanded stock repurchase program. The statements made by the Company are based upon management’s current expectations and are subject to certain risks and uncertainties that could cause the actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and other factors set forth in the Company’s filings with the Securities and Exchange Commission.

About Qumu Corporation

Video is the new document. Qumu Corporation (NASDAQ: QUMU) provides the tools businesses need to create, manage, secure, distribute and measure the success of their videos. Qumu's innovative solutions release the power in video to engage and empower employees, partners and clients. Qumu helps thousands of organizations around the world realize the greatest possible value from video and other rich content they create and publish. Whatever the audience size, viewer device or network configuration, Qumu solutions are how business does video. Additional information can be found at www.qumu.com.

Investor Contacts:

James Stewart, CFO

Qumu Corporation

952/944-8144

Jenifer Kirtland

EVC Group

415/568-9349

Media Contacts:

Pete Steege, Director of Marketing Communications

Qumu Corporation

952-683-7879

EVC Group

PadillaCRT